UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2016, Hughes Communications, Inc. (the “Company”), a Delaware corporation and a wholly owned subsidiary of EchoStar Corporation, a Nevada corporation (“EchoStar”), entered into an amendment (the “Amendment”) to the Employment Agreement dated April 23, 2005, between the Company and Pradman P. Kaul (the “Employment Agreement”). Mr. Kaul is the President of the Company and the President and Chief Executive Officer of Hughes Network Systems, LLC, a wholly owned subsidiary of the Company. Mr. Kaul is also a member of the EchoStar Board of Directors.

Pursuant to the Employment Agreement, if Mr. Kaul’s employment is terminated by us without cause or terminated by him for good reason, or in the event that we provide him with notice of non-renewal of his employment agreement, subject to his execution of a waiver and release of claims, Mr. Kaul would receive, among other things: (i) a lump sum amount equal to three times the sum of (x) and (y), where (x) is Mr. Kaul’s annual base salary (in effect on the date of termination) and (y) is 100% of Mr. Kaul’s target bonus amount; (ii) cash payments equal to 1.5 times the monthly COBRA premium paid by Mr. Kaul; and (ii) reasonable outplacement benefits (collectively, the “Severance Payments”).  The Amendment modifies and reduces the Severance Payments otherwise payable to Mr. Kaul pursuant to the Employment Agreement such that Mr. Kaul would receive (i) 100% of such amounts if termination of employment or non-renewal occurs before April 1, 2017, (ii) 80% of such amounts if termination of employment or non-renewal occurs on or after April 1, 2017 and before April 1, 2018, (iii) 60% of such amounts if termination of employment or non-renewal occurs on or after April 1, 2018 and before April 1, 2019, (iv) 40% of such amounts if termination of employment or non-renewal occurs on or after April 1, 2019 and before April 1, 2020, (v) 20% of such amounts if termination of employment or non-renewal occurs on or after April 1, 2020 and before April 1, 2021, and (vi) 0% of such amounts if termination of employment or non-renewal occurs on or after April 1, 2021. The Amendment also provides that the Employment Agreement will terminate on April 1, 2021 and that any employment of Mr. Kaul by the Company or any of its affiliates thereafter will be at-will employment.

The above description is qualified in its entirety by the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated fully herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Amendment to Employment Agreement, effective April 1, 2016, between Hughes Communications, Inc. and Pradman P. Kaul.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: April 6, 2016	By:	/s/ Dean A. Manson
Dean A. Manson
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Amendment to Employment Agreement, effective April 1, 2016, between Hughes Communications, Inc. and Pradman P. Kaul.